UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      November 26, 2013 (November 26, 2013)
                Date of Report (Date of earliest event reported)


                                  AMINCOR, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                     000-49669                  30-0658859
(State or other jurisdiction         (Commission              (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)

1350 Avenue of the Americas, 24th FL, New York, NY                 10019
    (Address of principal executive offices)                     (Zip Code)

                                 (347) 821-3452
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13a-4(c))
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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF
          CERTAIN OFFICERS

Pursuant to a unanimous written consent, dated as of November 26, 2013, the Board of Directors of the Registrant approved the grant of options to purchase common stock to John R. Rice, III, President, Joseph F. Ingrassia, Vice-President and Robert L. Olson, Director and certain management and employees of Registrant and certain officers and employees of its subsidiary companies. Messrs. Rice and Ingrassia were each granted 120,000 options and Mr. Olson was granted 40,000 options.

The options granted have an exercise price of $0.50, based on the estimated fair market value of the Registrant's share price on the date of the grant. 50% of the options vest and are exercisable on the first anniversary of the grant date and 100% of the options vest and are exercisable on the second anniversary of the grant date, so long as certain optionees are still employed by the Registrant or its subsidiaries. The options are valid for 5 years from the grant date and shall expire thereafter. Each optionee will sign a Non-Qualified Stock Option Agreement with the Registrant which more fully details the terms and conditions of the grant.

This summary of the Non-Qualified Stock Option Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Form Non-Qualified Stock Option Agreement filed as Exhibit 10.1 of the Registrant's Form 8-K filed on January 26, 2011 and is incorporated by reference herein.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           AMINCOR, INC.

Date: November 26, 2013

                                           By: /s/ John R. Rice, III
                                               ---------------------------------
                                               John R. Rice, III
                                               President

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